Exhibit 10.1

Extension Agreement

This Extension Agreement is made effective December 27, 2019, by and among WeConnect Tech International, Inc., a Nevada corporation having its place of principal executive office at 1st Floor, Block A, Axis Business Campus, No. 13A & 13B, Jalan 225, Section 51A, 46100 Petaling Jaya, Selangor, Malaysia (the "Company"), OZ Seventy Five Holdings (M) Berhad., a public limited company organized under the laws of Malaysia (“OZ75”), and Ozairi Bin Othman (“Investor”).

WHEREAS, the Company, OZ75 and the Investor are parties to that certain Share Exchange Agreement dated June 18, 2019 (the “Original Agreement”), as amended by that certain Extension Agreement dated October 7, 2019 (the "”Extension Agreement”, and together with the Original Agreement, the “Share Exchange Agreement"), pursuant to which the Company agreed to acquire up to Five Hundred Ten Thousand (510,000) shares of the OZ75 Ordinary Stock (representing up to 51% of the total issued and outstanding shares of OZ75 Ordinary Stock) held by the Investor (the “Acquisition”);

WHEREAS, in connection with the Acquisition, the Company agreed to issue to the Investor up to Eighty Million (80,000,000) shares of its common stock, par value $0.001, (the “WECT Shares”), at an agreed value of USD $0.10 per share;

WHEREAS, the parties to the Share Exchange Agreement desire to extend the Closing Date of the Acquisition in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and for good and valuable mutual consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree to the following terms and conditions:

Agreement

1.            The Closing Date shall be extended to occur on or prior to June 30, 2020.

2.            Except as otherwise set forth herein, the terms of the Share Exchange Agreement shall remain in full force and effect without amendment, modification or diminution.

3.            Undefined capitalized terms used herein shall have the same meanings ascribed to them in the Share Exchange Agreement.

IN WITNESS WHEREOF, the parties have executed this Extension Agreement as of the date first set forth above.

WECONNECT TECH INTERNATIONAL, INC.

By:  /s/ Shiong Han Wee

       Shiong Han Wee, Chief Executive Officer

OZ75 SEVENTY FIVE HOLDINGS (M) BERHAD.

By:  /s/ Ozairi Bin Othman

       Ozairi Bin Othman

Its: Chief Executive Officer

INVESTOR

 /s/ Ozairi Bin Othman

Ozairi Bin Othman

Address:

No 4, Lorong 78, Perkampungai Sungai ISAP
25150 Kuantan, Pahang
Malaysia